Exhibit 10.7


                      Incorporated Joint Venture Agreement
                                 Medivac Limited
                           Globetech Environmental Inc


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Contents
1. Defined meanings .......................................................1
2. Equity structure of company ............................................1
3. Board of directors......................................................1
4. Shareholders meetings ..................................................5
5. Decision making.........................................................5
6. Management..............................................................7
7. Business plan and budget................................................7
8. Accounts and audit......................................................8
9. Dividend policy ........................................................9
10. Agreements between company and shareholders............................9
11. Transfer of shares.................................................... 10
12. Right of first refusal ............................................... 10
13. Deed of accession .................................................... 12
14. Change in effective control of a shareholder ......................... 13
15. Independent valuation................................................. 14
16. Power of attorney .................................................... 15
17. Acknowledgment and warranties......................................... 16
18. Confidentiality ...................................................... 16
19. Publicity ............................................................ 17
20. Termination .......................................................... 18
21. Resolution of disputes................................................ 19
22. General provisions ................................................... 21
23. Definitions and interpretation........................................ 23
Annexure A................................................................ 27




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Incorporated Joint Venture Agreement
Effective Date: 1 May 2007

Parties

1. Medivac Limited ACN 055 747 941 of Unit M, 10-16 South Street, Rydalmere, NSW, Australia, 2116 (Medivac).

2. Globetech Environmental Inc of c/o Michael W. Sanders, Attorney at Law, 20333 S.H. 249, Suite 600, Houston, Texas 77070 (Globetech).

Background

The parties have entered into this document to record their aims and objectives in relation to the Company and to set out the commercial terms for the funding, activities and management of the Company.

Operative provisions

1. Defined meanings

Words used in this document and the rules of interpretation that apply are set out and explained in the definitions and interpretation clause at the back of this document.

2. Equity structure of company

2.1 Incorporation

The parties will, as soon as practicable and, in any event, before the Effective Date, register the Company as a proprietary company limited by shares with a share capital of $100 comprising 100 fully paid ordinary shares.

2.2 Initial Shares

As at the date of this document, the parties are beneficially entitled to the following number of Shares:

Party Shares
Medivac 50
Globetech 50
Total 100

3. Board of directors

3.1 Number of Directors

The parties agree that there will be no maximum number of Directors.

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3.2 Nominees

Each Shareholder may, by notice in writing to the Company, appoint 2 Directors and remove or replace any Director so appointed.

3.3 Shareholders to ensure nominees appointed

All Shareholders must vote their Shares to ensure each Shareholders' nominee under clause 3.2 is appointed to the Board.

3.4 Appointment and removal of nominees

(a) On receipt by the Company from a Shareholder of a written notice of appointment the person named will:

(i) be a Director (subject to the person having consented to that appointment in writing and the Shareholder being entitled to appoint that person as a Director); and

(ii) not be subject to retirement by rotation.

(b) On receipt by the Company from a Shareholder of a notice of removal the Director so removed will cease to hold office as a Director of the Company.

3.5 Limits on appointing nominees

Each Shareholder:

(a) must not appoint a Director other than on the basis that that appointment is terminable in accordance with this document; and

(b) must not represent to a Director appointed by it that any compensation will be payable by the Company to the Director on termination of their appointment or otherwise.

3.6 Directors interests

Subject to any non-excludable duty imposed by the Corporations Act or otherwise, each Director may act at any time in accordance with the wishes and in the interests of the Shareholder who appoints that Director.

3.7 Additional Independent Director

In addition to the Directors appointed under clause 3.2 and subject to ratification by a Super Majority Vote, the Directors may resolve to appoint from time to time, as and when appropriate, one further non-executive independent Director.

3.8 Votes

(a) Subject to clause 3.8(c), each Director is entitled to cast that proportion of the total number of votes that may be cast at a Board meeting as is equal to the proportion of Shares held by the Shareholder who nominated the Director to the total number of Shares at the time the vote is taken divided by the number

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of directors appointed by that Shareholder.

(b) Where 2 or more Directors are appointed by the same Shareholder and only 1 of the Directors attends a Board meeting the Director present may in addition to their own votes exercise the voting rights of the Directors appointed by the same Shareholder not in attendance.

(c) Despite clauses 3.8(a) and 3.8(b), the additional Director appointed under clause 3.7 is entitled to 1 vote, unless the Directors resolve otherwise at the time the additional Director is appointed.

3.9 Chairperson

The parties agree that:

(a) the chairperson of the Board will be elected annually by the Board;

(b) the initial chairperson will be agreed between the parties prior to the effective date of this agreement; and

(c) the chairperson will not have a casting vote.

3.10 Alternate Directors

(a) Each Director may appoint an alternate Director.

(b) An alternate Director may attend and vote in place of the appointer and on their behalf if the appointer does not attend a meeting of Directors.

(c) An alternate Director is entitled to a separate vote for each Director the alternate represents in addition to any vote that alternate may have as Director.

3.11 Board meetings

The parties agree that:

(a) at least 4 meetings of the Board must take place each Financial Year;

(b) additional Board meetings may be convened at the written request of any Director;

(c) at least 2 meetings of the Board in each Financial Year must take place in person at a place to be determined by the Board.;

(d) Subject to clause 3.11(c), Board meetings may be conducted by telephone conference, video conference or any similar means of audio or audio-visual communication;

(e) at least 30 days prior written notice of Board meetings together with an agenda must be given to all Directors, unless otherwise unanimously agreed by the Directors;

(f) the agenda for Board meetings must be determined by the chairperson, except

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for Board meetings convened at the request of a Director where the agenda may be determined by that Director; and

(g) no resolution of the Board can be passed in respect of any matter of which notice was not given in the agenda for that meeting, unless otherwise unanimously agreed by all of the Directors.

3.12 Removal of Directors

The office of a Director will be vacated if that Director:

(a) ceases to be a director by virtue of any provision of the Corporations Act or is prohibited by law from being a director;

(b) becomes, in the opinion of all of the other Directors, incapable by reason of mental disorder of discharging their duties as Director;

(c) is removed from office in accordance with clause 3.4(b); or

(d) is the Chief Executive Officer and ceases to hold office in accordance with clause 6.3.

3.13 Quorum

A quorum for meetings of the Board will be constituted by the attendance (in person or by alternate) of:

(a) the nominee Directors appointed by Shareholders holding more than 50% of the Shares on issue; and

(b) a minimum of 2 Directors.

3.14 Quorum not present

If a quorum is not present within 30 minutes of the time specified for a meeting of the Board the meeting will be adjourned to a date and time 7 days after the original time of the meeting and at the same place as the original meeting by written notice to all Directors. Any Directors in attendance (in person or by alternate) at that adjourned meeting will constitute a quorum.

3.15 Indemnity by Company

(a) The Company must indemnify and keep indemnified each Director from any Liability which may be incurred as a result of the exercise or non-exercise of their duties as a Director to the maximum extent permitted by the Corporations Act.

(b) Where a Director is employed by or provides services to the Company in some capacity other than that of Director, nothing in this clause will limit or affect the liability of that Director to the Company and the indemnity contained in this clause will not apply to that Director in any other capacity.

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3.16 Company to insure

Unless otherwise resolved by Super Majority Vote of the Board, the Company must at all times maintain with a reputable insurer a policy of directors' and officers' insurance on such terms as the Directors determine at any time.

4. Shareholders meetings

4.1 No resolutions without quorum

No resolution may be passed at any general meeting unless a quorum of Shareholders is present at the time when the resolution is put to the vote of the meeting.

4.2 Quorum

The quorum for a Shareholders' meeting will be 2 Shareholders.

5. Decision making

5.1 Powers of the Board

Except as otherwise specified in this document, the Constitution or the Corporations Act, the Board will have full power to direct the activities of the Company.

5.2 Voting generally

Except as otherwise specified in this document, the Constitution or the Corporations Act, all decisions of the Shareholders and all decisions of the Board will be made by Simple Majority Vote.

5.3 Shareholder decisions by Unanimous Vote

The parties agree that the following decisions can only be made by a Unanimous Vote of the Shareholders:

(a) amendment to the Constitution; and

(b) winding up of the Company.

5.4 Board decisions by Unanimous Vote

The parties agree that the following decisions can only be made by a Unanimous Vote of the Board:

(a) reorganisation, reclassification, reconstruction, consolidation or subdivision of the capital of the Company or the creation of any different class of securities in the capital of the Company;

(b) any buy-back, redemption, reduction or cancellation of Shares or Share capital;

(c) any decision of the Board to list the Shares or the Shares of any Subsidiary of

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the Company on any recognised securities exchange;

(d) any change to the dividend and distribution policy of the Company;

(e) the issue of any bonus Shares in the capital of the Company;

(f) offering any securities in the capital of the Company for subscription;

(g) the Company entering into any arrangement to borrow money;

(h) entering into any arrangement to give any guarantee, mortgage, charge or other security over the assets of the Company;

(i) the registration or establishment of a new Subsidiary of the Company; or

(j) any material agreement between the Company or any Subsidiary of the Company and:

(i) any Shareholder;

(ii) any shareholder of a Subsidiary of the Company;

(iii) any Related Body Corporate of the Company; or

(iv) any Related Body Corporate of a Shareholder.

5.5 Board decisions by Super Majority Vote

The parties agree that the following decisions can be made only by a Super Majority Vote of the Board:

(a) approval or amendment of the Operating Rules;

(b) approval or amendment of the Budget;

(c) approval or amendment of the Business Plan;

(d) the purchase or agreement to the purchase by the Company of any asset or the making of any investment with a value of $75,000 or more or a commitment to purchase in any 1 year a number of assets or make a number of investments with an aggregate value of $750,000 or more;

(e) the sale or agreement to the sale of the major undertaking of the Company including any asset with a value of $75,000 or more or a commitment to sell in any 1 year a number of assets with an aggregate value of $750,000 or more;

(f) the Company entering into, amending or terminating any long term contract or contract with a value (taking account of gross payments or receipts over the life of the contract) of $75,000 or more.

(g) entering into, overriding or terminating any agreement between the Company, and any Shareholder or an associate of a Shareholder;

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(h) the instigation or settlement of any litigation or arbitration proceedings by the Company where the amount claimed exceeds $75,000;

(i) the grant of an exclusive licence of all or substantially all of the intellectual property of the Company or any Subsidiary of the Company to a third party;

(j) any change in strategic direction of the Company or the commencement by the Company of any new business other than the Business;

(k) the appointment or removal of the auditors of the Company;

(l) subject to clause 3.2, the appointment of any Director or a director of any Subsidiary of the Company;

(m) the delegation to any panel of the Board; or

(n) a change in the authority to any bank accounts of the Company (or its Subsidiaries).

6. Management

6.1 Day to day control

Subject to clause 5, the Business will be managed on a day to day basis by the Chief Executive Officer in accordance with the Business Plan and Budget. The Chief Executive Officer will report and be responsible to the Board for the activities and operations of the Business.

6.2 Board management

The Board is responsible for the overall direction and control of the management of the Company and the formulation of policies to be applied in the conduct of the Business.

6.3 Chief Executive Officer

The Chief Executive Officer will be appointed by the Board by Super Majority Vote and may only be removed by the Board by Super Majority Vote. The first Chief Executive Officer will be Donald L. Sampson of 7716 W Rutter Pkwy, Spokane, WA 99208, USA.

6.4 Delegated authorities

The Board may approve from time to time a document setting out approved delegated authorities.

7. Business plan and budget

7.1 Business Plan

(a) The parties must adopt a Business Plan and must review the Business Plan on an annual basis at the same time as the Budget or more frequently at the option of the Board. The Business Plan must not conflict with the Operating Rules;

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(b) The parties must ensure that the management of the Company implements the
Business Plan.

7.2 Budget

The parties must ensure that for each Financial Year, the Board considers and adopts a Budget (including budgeted capital expenditure) which must not conflict with the Operating Rules using the following procedure:

(a) at least 4 months before the beginning of the relevant Financial Year, the Chief Executive Officer must submit to the Board a draft Budget for that Financial Year; and

(b) the Board must consider and seek to approve the draft Budget (with or without amendments) by Super Majority Vote before the start of the relevant Financial Year.

7.3 Failure to adopt new Budget or Business Plan

If the Board fails to adopt a Business Plan or Budget before the start of any Financial Year, the parties agree that the Business Plan or Budget from the previous Financial Year will continue to apply until the Board adopts a new one.

8. Accounts and audit

8.1 Accounts and records

The Chief Executive Officer must ensure that the accounts, records and accounting information of the Company are:

(a) maintained in accordance with the Corporations Act and all other applicable laws;

(b) reviewed every 6 months by the Company's auditor;

(c) audited annually by the Company's auditor;

(d) reflect the Accounting Standards; and

(e) comply in form and content with any regulatory requirement or obligation placed on any participant as a matter of law or the rules of any stock exchange on which any security of that participant may be listed.

8.2 Reporting

The Chief Executive Officer must provide the Board with sufficient management and financial information and reports to allow the Directors to monitor the conduct of the Business, including:

(a) monthly management and financial reports incorporating an unaudited profit and loss statement, cash flow statement and balance sheet;

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(b) as soon as practicable after the end of each quarter, but no later than 45 days after the end of each quarter:

(i) an unaudited profit and loss statement and monthly cashflow statement for the quarter and for the current Financial Year to date; and

(ii) an unaudited balance sheet as at the end of the quarter;

(c) within 3 months after the end of each Financial Year:

(i) a profit and loss statement and cash flow statement for that Financial Year; and

(ii) a balance sheet for that Financial Year, audited by the Company's auditors; and

(d) any other reports or statements that the Board may reasonably require.

8.3 Access to records

Each Shareholder is entitled to full access during normal business hours and at its own cost to inspect all the books, accounts and records of the Company. Access may be exercised through an employee of, or consultant or adviser to, the Shareholder, subject to the requirements of confidentiality set out in this document.

9. Dividend policy

Without limiting Operating Rule 1, the parties must procure that the Board adopts a policy of distributing to the parties, all distributable profits of the Company generated by the operations of the Business, consistent with prudent financial management and having regard to the Business Plan, the taxation, working capital, banking covenants and operational requirements of the Company and the terms of all loan agreements under which the Company has borrowed money.

10. Agreements between company and shareholders

Each Shareholder acknowledges that the Company may wish to enter into certain agreements or arrangements with any Shareholder or Related Body Corporate of the Shareholder. Those agreements or arrangements must:

(a) be negotiated on an arm's length basis;

(b) be finalised on normal commercial terms;

(c) not be entered into without the prior approval of the Board by vote of those entitled to vote;

(d) be fully disclosed to the Board before any consideration or vote being held in relation to that agreement or arrangement; and

(e) not be performed unless an agreement has been entered into in accordance with this clause.

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11. Transfer of shares

11.1 Transfers

A Shareholder must not sell or transfer any legal or beneficial interest in its Shares except:

(a) in accordance with clauses 12, 14, and 20;

(b) with the written approval of all Shareholders; or

(c) to a Related Body Corporate of that Shareholder.

11.2 Encumbrances

A Shareholder must not provide its Shares as security or create any Encumbrance over them in favour of any person, except with the prior written approval of all other Shareholders.

11.3 Restrictions on transfers

A Shareholder must not transfer any legal or beneficial interest in its Shares if the transfer would breach or be an event of default under any provision of the Company's lending facilities.

11.4 Indemnity

Each Shareholder indemnifies and holds harmless all other Shareholders from and against any Claims arising out of a breach of clause 11.3.

12. Right of first refusal

12.1 Permitted transfer

A Shareholder (Transferor) may sell all or some of its Shares (Transfer Shares) in accordance with this clause.

12.2 Transfer Notice

The Transferor must give a notice (Transfer Notice) to the Board stating that it wishes to sell the Transfer Shares and must specify in the Transfer Notice: (a) the number of Transfer Shares it wishes to sell; and (b) the price for which it wishes to sell the Transfer Shares, which must be a single instalment cash price (Transfer Price).


12.3 Board appointed as agent

The Transfer Notice must appoint the Board as agent of the Transferor to sell the Transfer Shares and will not be revocable without the consent of the Board.

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12.4 Right of first refusal

Within 5 Business Days of receipt of a Transfer Notice, the Board must offer the Transfer Shares to all other Shareholders (Remaining Shareholders). The Board must make each offer in writing to each Remaining Shareholder specifying:

(a) the number of Transfer Shares;

(b) the Transfer Price; and

(c) the closing date of the offer (Closing Date) being the date 20 Business Days after the date of the offer.

12.5 Acceptance of offers

(a) A Remaining Shareholder may accept the offer for some or all of the Transfer Shares or reject it by giving written notice to the Board on or before the Closing Date. Each acceptance is unconditional and irrevocable.

(b) A Remaining Shareholder who offers to purchase a stated number of Transfer Shares (Buyer) is also to be deemed to have offered to purchase a lesser number of Transfer Shares allocated to it under this clause.

(c) If no acceptance is received by the expiry of the Closing Date the Remaining Shareholders will be deemed to have rejected that offer.

12.6 Conditional acceptance

A Buyer may accept the offer for a specified number of Transfer Shares subject to the condition that on completion of the transfer of the Transfer Shares under clause 12.7, the Respective Proportion of the Buyer will not exceed a percentage specified by that Buyer in the acceptance. The Board must reduce the number of Transfer Shares which would otherwise be transferred to that Buyer under clause
12.7 to fulfil the condition.

12.7 Apportionment of Transfer Shares

(a) If there are insufficient Transfer Shares to satisfy acceptances from all Buyers, the Transfer Shares will be apportioned between the Buyers in their Respective Proportions.

(b) If such an apportionment would result in a greater number of Shares being transferred to a Buyer than is specified in its acceptance, the excess must be reallocated amongst the other Buyers who have lodged acceptances as nearly as may be in proportion to their Respective Proportions.

(c) This clause applies to that reapportionment and if necessary the process must be repeated until all of the Transfer Shares have been allocated.

12.8 Notification

Within 5 Business Days of the Closing Date, the Board must notify the Transferor and any Buyer who has accepted an offer of the number of shares allocated to each Buyer.

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12.9 Completion

Completion of the transfer of Transfer Shares must take place within 10 Business Days of the Closing Date at the Company's registered office. At completion:

(a) the Buyers must purchase the relevant number of Transfer Shares allocated to that Buyer under clause 12.7 by delivering a bank cheque in payment of the Transfer Price for the relevant number of Transfer Shares to the Transferor; and

(b) the Transferor must deliver to the Buyers the certificates relating to the Transfer Shares and a duly executed transfer of the Transfer Shares.

12.10 Default

If a Transferor defaults in transferring Shares in accordance with clause 12.9, the Board must on written direction from a Buyer:

(a) receive the Transfer Price for the Transfer Shares from the Buyer on behalf of the Transferor;

(b) give to the Buyer a valid receipt of the Transfer Price for the Transfer Shares on behalf of the Transferor;

(c) authorise on behalf of the Transferor a person to execute transfers of the Transfer Shares in favour of the Buyer;

(d) register the Buyer as the holder of the Transfer Shares; and

(e) take all further action necessary to complete the transfer of the Transfer Shares.

12.11 Third party transfer

If after the procedure set out in this clause has been complied with, all of the Transfer Shares have not been purchased by the Remaining Shareholders, the Transferor may transfer the Transfer Shares to a third party on terms and conditions which are no less favourable to the Transferor than the terms and conditions set out in the Transfer Notice at any time before the expiry of 6 months after the date of the Transfer Notice.


13. Deed of accession
The Shareholders must procure that the Board does not register a person (who at the time of registration is not a Shareholder) as a Shareholder whether pursuant to:

(a) an issue of additional Shares;

(b) a transfer of Shares; or

(c) otherwise,

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unless that person has first entered into a deed of accession in the form acceptable to the Board agreeing to be bound by this document as a Shareholder.

14. Change in effective control of a shareholder

14.1 Meaning of change in effective control

In this clause, a change in the effective control of a Shareholder occurs if:

(a) any single person who held directly or indirectly more than 50% of the share capital of that Shareholder on the date that the Shareholder first became a Shareholder, ceases to hold the beneficial interest in at least 50% of the share capital; or

(b) any person who on the date that the Shareholder first became a Shareholder did not have a Relevant Interest in more than 50% of the share capital of the Shareholder, comes to have a Relevant Interest in more than 50% of the share capital of the Shareholder.

14.2 Effect of change in effective control

If there is a change in the effective control of a Shareholder, that
Shareholder:

(a) must immediately notify each other Shareholder and the Board; and

(b) whether or not it so notifies, will be deemed to have notified each other

Shareholder that it wishes to transfer all of the Shares held by it at Fair
Value.

14.3 Independent valuation

Within 10 Business Days of:

(a) receiving notice under clause 14.2; or

(b) becoming aware that there has been a change in the effective control of a Shareholder,

the Board must comply with the requirements of clause 15 to obtain an independent valuation of the Shares.

14.4 Right of first refusal

On receiving the determination of the Fair Value by the Shares, the Board must offer the Shares held by that Shareholder to all other Shareholders at the Fair Value price in accordance with the procedure set out in clauses 12.4 to 12.10.

14.5 Exceptions

Despite anything in this clause where a shareholder of a Shareholder wishes to transfer any Share in the capital of that Shareholder to a Related Body Corporate the shareholder may transfer the Shares and this clause will not apply.

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15. Independent valuation

15.1 Application of schedule

This clause applies if the Board is required to obtain an independent valuation of Shares under clauses14 or 20.

15.2 Appointment of Independent Valuer

(a) If this clause applies, the Board by Unanimous Vote must appoint an Independent Valuer to determine the value of each Share in accordance with this clause.

(b) If the Board fails to agree, the Independent Valuer will be appointed by the President for the time being of the Institute of Chartered Accountants in Australia.

(c) The Independent Valuer and any firm or company of which the Independent Valuer is an employee, partner, director or consultant, must not have had any business dealings with any Shareholder in the 2 years before the date of appointment.

15.3 Valuation

The Independent Valuer must be instructed to determine the fair market value of the Shares by valuing the Company (including any Subsidiary of the Company) as a whole on a going concern basis as at the end of the month before the month in which the Independent Valuer is appointed under this clause (Valuation Date). The fair market value of each Share will be the proportionate amount of the value of the Company, without any regard to any premium for control.

15.4 Access to information

The Board must ensure that the Independent Valuer has a right of access at all reasonable times to the accounting records and other records of the Company (including any Subsidiary of the Company) and is entitled to require from any officer of the Company such information and explanation as the Independent Valuer requires to value the Company.

15.5 Period of determination

The Board must use its best endeavours to ensure that the Independent Valuer makes a determination as soon as practicable and in any event within 60 days after receiving instructions.

15.6 Process

The parties agree that, in determining a value for the Shares under this clause, the Independent Valuer:

(a) will act as an expert and not as an arbitrator;

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(b) may obtain or refer to any documents, information or material and undertake any inspections or enquiries as they determine appropriate;

(c) must provide the parties with a draft of their determination and must give the parties an opportunity to comment on the draft determination before it is finalised; and

(d) may engage such assistance as they reasonably believe is appropriate or necessary to make a determination.

15.7 Final and binding

The Independent Valuer's determination will be final and binding on the parties.

15.8 Costs

The Company must pay the reasonable costs and expenses of the Independent
Valuer.

16. Power of attorney

16.1 Purpose

The appointments of attorney in clause 16.2:

(a) are for the purposes only of any of the transactions contemplated by clause 14; and

(b) take effect from the date set for Completion in clause 12.9.

16.2 Power of attorney

(a) Each Shareholder irrevocably appoints the Directors severally as its attorney for the purpose of clause 14 to complete and sign any documents under hand or under seal, on its behalf which the attorney requires to give effect to a transaction under clause 12.

(b) Each attorney may exercise or concur in exercising its powers even if the attorney has a conflict of duty in exercising powers or has a direct or personal interest in the means or result of that exercise of powers.

(c) Each appointor agrees to ratify and confirm whatever the attorney lawfully does under the appointment or causes to be done under the appointment.

(d) Each appointor agrees to indemnify the attorney against any Claim, arising directly or indirectly from the attorney's lawful exercise of a power under that appointment.

(e) Each appointor must give to the Company on demand by the Company any power of attorney, instrument of transfer or other instruments as the Company requires for the purposes of any of the transactions contemplated by clause 14.

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17. Acknowledgment and warranties

Each of the parties that is a company represents and warrants to the other parties that:

(a) it is a company duly registered and validly existing under the laws of its place of incorporation or registration;

(b) it has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document;

(c) it has taken all necessary corporate action to authorise the entry into and performance of this document and to carry out the transactions contemplated in this document;

(d) its obligations under this document are valid and binding and enforceable against it in accordance with their terms;

(e) on receipt of any money belonging to the Company it will promptly notify the other Shareholders and pay the money to the Company;

(f) it is responsible for any sales, invoicing, creditor or collection functions before the Effective Date;

(g) it has taken and will continue to take all steps reasonably necessary or desirable in order to protect and enhance its intellectual property in the medical waste disposal equipment used in the Business including, without limitation:

(i) carrying out at its expense appropriate research and development;

(ii) paying any royalty or other payment required in order to maintain any technology licence;

(h) it will ensure that the Company will engage Transition Group to provide strategic marketing and finance advice to the Company until 30 April 2008;

(i) that the parties may, at their respective discretions, outsource the manufacture of the medical waste disposal equipment provided that such outsourcing does not materially prejudice the efficient operation of the Business.

18. Confidentiality

18.1 Rights to information

Subject to clause 18.2, the parties agree that each Shareholder is entitled to copies of any information in relation to the Business and the Company received by any Director nominated by that Shareholder under clause 3.2, or information that should have been received by that Director (Shareholder Information).

18.2 Confidentiality

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The parties agree that the Shareholder Information is confidential and each
Shareholder must:

(a) keep confidential the Shareholder Information;

(b) use the Shareholder Information solely in relation to or in the best interests of the Business; and

(c) may disclose any Shareholder Information in respect of which it has an obligation of confidentiality under clause 18.2(a) only:

(i) to its Related Body Corporate, its officers, employees or advisers who:

(A) have a need to know for the purposes of this document and the transactions contemplated by it; and

(B) undertake to that Shareholder a corresponding obligation of confidentiality to that undertaken by that Shareholder under clause 18.2(a);

(ii) if required to do so by law or the Listing Rules of ASX; or

(iii) with the prior written approval of the other Shareholders.

18.3 Exceptions

The obligations of confidentiality under this document do not extend to information that (whether before or after this document is executed):

(a) is disclosed to a party under this document, but at the time of disclosure is rightly known to that party and is not subject to an obligation of confidentiality on that party;

(b) at the time of disclosure is within the public domain or after disclosure comes into the public domain other than by a breach or breaches of any obligation under this clause; or

(c) is required by law or the rules of any securities exchange (whether in Australia or elsewhere) to be disclosed and the party required to make the disclosure ensures that information is disclosed only to the extent required.

19. Publicity

No party will make or authorise a press release or public announcement relating to the negotiations of the parties or the existence, subject matter or terms of this document (Announcement) unless:

(a) it is required to do so by law or stock exchange rules and before it is made, that party has:

(i) notified the other parties; and

(ii) given the other parties a reasonable opportunity to comment on the contents of, and the requirement for, the Announcement; or

(b) it has the prior written consent of the other parties.

20. Termination

20.1 Events of Default

If any one or more of the following occurs an Event of Default at the non-defaulting party's option will have occurred:

(a) a party defaults in the performance of its obligations under this document;

(b) an Insolvency Event occurs;

(c) the Company ceases or threatens to cease to carry on its business or a material part of its business or disposes of or threatens to dispose of substantially all of its assets;

(d) any action is initiated by any competent authority with a view to striking the Company's name off any register of companies;

(e) where the Shares are at any time listed on any stock exchange, except in the case of a voluntary suspension or revocation, the listing is suspended or revoked and the suspension or revocation remains in force for a period greater than 14 days; or

(f) any distress or execution is levied or enforced against any of the Company's assets or property.

20.2 Default

If an Event of Default occurs and the default:

(a) is not capable of being remedied; or

(b) if capable of being remedied, is not remedied within 15 Business Days after notice requiring it to be remedied is given to the defaulting party by the party not in default, the party not in default may immediately terminate this document by giving written notice to the other party.

20.3 Termination

Subject to this clause this document will terminate:

(a) by mutual agreement in writing of all Shareholders;

(b) when all of the Shares are held by 1 person;

(c) when the Company is wound up by resolution of Shareholders or an order of a court; or

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



(d) on quotation of the Shares on any recognised securities exchange.

20.4 Document continues if Shareholder transfers Shares

A Shareholder will no longer be bound by this document if it ceases to be a Shareholder but this document will continue to bind the other parties while they remain Shareholders.

20.5 Consequence of default

If any Event of Default occurs in relation to a party (Defaulting Party), at the election of any other party by giving written notice to all parties:

(a) all rights attaching to Shares held by the Defaulting Party will be suspended until the default is remedied (and, if the default is not capable of remedy, will be suspended indefinitely); and

(b) the Defaulting Party will be deemed to have notified the Board that it wishes to transfer the Shares held by it at the value of the Shares as determined by an Independent Valuer in accordance with clause 15.

20.6 Independent valuation

Within 10 Business Days of receiving notice from a party that an Event of Default has occurred in relation to the Defaulting Party, the Board must comply with the requirements of clause 15 to obtain an independent valuation of the Shares held by the Defaulting Party.

20.7 Right of first refusal

On receiving the determination by the Independent Valuer of the independent valuation of the Shares, the Board must offer the Shares held by the Defaulting Party to all other Shareholders at a price equal to the independent valuation of the Shares in accordance with the procedure set out in clauses 12.4 to 12.10.

20.8 Accrued rights

Termination of this document does not affect any accrued rights or remedies of a party.

20.9 Survival

Clause 20.1 survives termination of this document.

21. Resolution of disputes

21.1 No proceedings

A party must not start arbitration or court proceedings (except proceedings seeking interlocutory relief) in respect of a dispute arising out of this document (Dispute) unless it has complied with this clause.

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



21.2 Notification of Dispute

A party claiming that a Dispute has arisen must notify each other party to the Dispute giving details of the Dispute.

21.3 Best efforts to resolve Dispute

During the 30 days period after a notice is given under clause 21.2 (or longer period agreed in writing by the parties to the Dispute) (Initial Period) each party to the Dispute (Disputant) must use its best efforts to resolve the Dispute.

21.4 Referral to mediation

If the Disputants are unable to resolve the Dispute within the Initial Period, each Disputant agrees that the Dispute must be referred for mediation at the request of any Disputant, to:

(a) a mediator agreed on by the Disputants; or

(b) if the Disputants are unable to agree on a mediator within 7 days after the end of the Initial Period, a mediator nominated by the then chairman of the Institute of Arbitrators and Mediators Australia or the chairman's nominee.

21.5 Role of mediator

The role of any mediator is to assist in negotiating a resolution of the Dispute. A mediator may not make a decision that is binding on a Disputant unless that Disputant has so agreed in writing.

21.6 Confidentiality

Any information or documents disclosed by a Disputant under this clause:

(a) must be kept confidential; and

(b) may not be used except to attempt to resolve the Dispute.


21.7 Costs

Each Disputant must bear its own costs of complying with this clause and the Disputants must bear equally the costs of any mediator engaged.

21.8 Termination of dispute resolution process

After the Initial Period, a Disputant that has complied with clauses 21.2, 21.3 and 21.4 may terminate the Dispute resolution process by giving notice to each other Disputant.

21.9 Breach of this clause

If, in relation to a Dispute, a Disputant breaches any provision of clauses 21.1 to 21.3, each other Disputant need not comply with clauses 21.1 to 21.3 in relation to that Dispute.

22. General provisions

22.1 Documentary priority

The provisions of this document will prevail over any inconsistent provisions in the Constitution. The parties must take all necessary steps to amend any inconsistency in the Constitution on receipt of a written request from any party.

22.2 Relationship between parties

This document does not create a relationship of employment, agency or partnership between the parties.

22.3 Costs

Each party will be responsible for 50% of the costs in relation to:

(a) the negotiation, preparation, execution, performance, amendment or registration of, or any consent given or made; and

(b) the performance of any action by that party in compliance with any liability arising,

under this document, or any agreement or document executed or effected under this document, unless this document provides otherwise.

22.4 GST

If any payment made by one party to any other party under or relating to this document constitutes consideration for a taxable supply for the purposes of GST or any similar tax, the amount to be paid for the supply will be increased so that the net amount retained by the supplier after payment of that GST is the same as if the supplier was not liable to pay GST in respect of that supply. This clause is subject to any other agreement regarding the payment of GST on specific supplies, and includes payments for supplies relating to the breach or termination of, and indemnities arising from, this document.

22.5 Duties

The parties must promptly within the initial applicable period prescribed by law pay any duty payable in relation to the execution, performance and registration of this document, or any agreement or document executed or effected under this document.

22.6 Assignment

A party must not transfer any right or liability under this document without the prior written consent of each other party, except where this document provides otherwise.

22.7 Notices

(a) Any notice to or by a party under this document must be in writing and signed by the sender or, if a corporate party, an authorised officer of the sender.

(b) Any notice may be served by delivery in person or by post or transmission by facsimile to the address or number of the recipient specified in this clause or most recently notified by the recipient to the sender.

(c) Any notice is effective for the purposes of this document upon delivery to the recipient or production to the sender of a facsimile transmittal confirmation report before 4.00 pm local time on a day in the place in or to which the written notice is delivered or sent or otherwise at 9.00 am on the next day following delivery or receipt.

22.8 Governing law and jurisdiction

(a) This document is governed by and construed under the law in the State of Victoria, Australia.

(b) Any legal action in relation to this document against any party or its property may be brought in any court of competent jurisdiction in the State of Victoria, Australia.

(c) Each party by execution of this document irrevocably, generally and unconditionally submits to the non-exclusive jurisdiction of any court specified in this clause in relation to both itself and its property.

22.9 Amendments

Any amendment to this document has no force or effect, unless effected by a document executed by the parties.

22.10 Third parties

This document confers rights only upon a person expressed to be a party, and not upon any other person.

22.11 Further assurance

Each party must execute any document and perform any action necessary to give full effect to this document, whether before or after performance of this document.

22.12 Waivers

Any failure by any party to exercise any right under this document does not operate as a waiver and the single or partial exercise of any right by that party does not preclude any other or further exercise of that or any other right by that party.

22.13 Severability

Any provision of this document which is invalid in any jurisdiction is invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this document or the validity of that provision in any other jurisdiction.

23. Definitions and interpretation

23.1 Definitions

In this document unless the context otherwise requires:
Accounting Standards means the accounting standards issued by the Australian Accounting Standards Board and, where not inconsistent with those, accounting standards and the Corporations Act, generally accepted accounting principles and practices applied in Australia for a company similar to the Company;

ASX means Australian Stock Exchange Limited;

Board means the board of Directors;

Budget means the annual budget for the Company adopted by the Board in accordance with clause 7.2;

Business means the business conducted by the Company on and from the Effective Date, namely acting as an agent for the parties in order to carry out:

(a) the sales and marketing functions; and

(b) the credit, invoicing and collection functions associated with the medical waste disposal equipment manufactured by or on behalf of the parties;

Business Day means a day that is not a Saturday, Sunday or public holiday in the place where any act is required to be done;

Business Plan means the business plan for the Company adopted by the parties in accordance with clause 8.1;

Chief Executive Officer means the chief executive officer for the time being of the Company;

Claim includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, loss, cost, expense or Liability however arising whether present or future;

Company means the company to be incorporated pursuant to clause 2.1 to be named "Logmed International Pty Ltd";

Constitution means the constitution of the Company;

Director means a director of the Company for the time being;

Dollar or $ means the lawful currency of the Commonwealth of Australia at any time;

Effective Date means 1 May 2007;

Encumbrance means any mortgage, lien, restriction against transfer, pledge, claim, encumbrance and any third party interest;

Event of Default means the happening of any of the events listed in clause 20.1;

Fair Value means the value attributed to Shares in accordance with the procedure specified in clause 15;

Finance Functions means [instructions required];

Financial Year means each period of 12 months commencing on 1 July and ending on 30 June or such other period as the Board determines and includes:

(a) the period commencing on the date of execution of this document and ending 30 June; and

(b) the period commencing on the last 1 July before the date of termination of this document and ending on that date of termination;

GST means any tax, levy, charge or impost implemented under the A New Tax System (Goods and Services Tax) Act (GST Act) or an Act of the Parliament of the Commonwealth of Australia substantially in the form of, or which has a similar effect to, the GST Act;

Independent Valuer means a chartered accountant, a firm of chartered accountants or an investment or merchant banker independent of the parties appointed under clause 15;

Insolvency Event means the happening of any of the following events:

(a) an application is made to a court for an order or an order is made appointing a liquidator, provisional liquidator in respect of the Company or any Shareholder (or proceedings are commenced or a resolution passed or proposed in a notice of meeting for any of those things);

(b) proceedings are initiated with a view to obtaining an order for the winding up or similar process of the Company or any Shareholder, or an order is made or any effective resolution is passed for the winding up of any Shareholder or the Company;

(c) except to reconstruct or amalgamate while solvent on terms approved by the non-defaulting party, the Company or any Shareholder enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any class of its creditors;

(d) a controller is appointed to or over or takes possession of all or a substantial part of the assets or undertakings of the Company or Shareholder;

(e) the Company or Shareholder is or is deemed or presumed by law or a court to be insolvent;

(f) the Company or any Shareholder takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to the Company or any Shareholder; or

(g) anything analogous or having a substantially similar effect to any of the events specified above happens in respect of the Company or any Shareholder under the law of any applicable jurisdiction;

Liability means all liabilities (whether actual or prospective), loss, damages, costs and expenses of any description;

Operating Rules means the rules for the operation of the Business set out in Annexure A;

Related Body Corporate has the meaning given in the Corporations Act;

Relevant Interest has the meaning given in the Corporations Act;

Respective Proportion in relation to a party means the proportion that the number of Shares from time to time held by that party bears to the total number of all the issued Shares from time to time;

Share means a share in the Company;

Shareholder means the holder of at least 1 Share;

Simple Majority Vote means a vote or resolution passed by:

(a) in the case of a vote or resolution of Shareholders, Shareholders who together hold more than 50% of the Shares; and

(b) in the case of a resolution of the Board, Directors who together represent Shareholders who hold more than 50% of the Shares;

Subsidiary has the meaning given in Division 6 of Part 1.2 of the Corporations Act;

Super Majority Vote means a vote or resolution passed by:

(a) in the case of a vote or resolution of Shareholders, Shareholders who together hold more than 75% of the Shares; and

(b) in the case of a resolution of the Board, Directors who together represent Shareholders who hold more than 75% of the Shares; and

Transition Group means Transition Group Pty Ltd ACN 085 680 628;

Unanimous Vote means a vote or resolution passed by:

(a) in the case of a vote or resolution of Shareholders, all Shareholders; and

(b) in the case of a resolution of the Board, all Directors.

23.2 Interpretation

In this document unless the context otherwise requires:

(a) clause and subclause headings are for reference purposes only;

(b) the singular includes the plural and vice versa;

(c) words denoting any gender include all genders;

(d) reference to a person includes any other entity recognised by law and vice versa;

(e) where a word or phrase is defined its other grammatical forms have a corresponding meaning;

(f) any reference to a party to this document includes its successors and permitted assigns;

(g) any reference to any agreement or document includes that agreement or document as amended at any time;

(h) the use of the word includes or including is not to be taken as limiting the meaning of the words preceding it;

(i) the expression at any time includes reference to past, present and future time and the performance of any action from time to time;

(j) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(k) an agreement, representation or warranty on the part of two or more persons is for the benefit of them jointly and severally;

(l) reference to an exhibit, annexure, attachment or schedule is a reference to the corresponding exhibit, annexure, attachment or schedule in this document;

(m) reference to a provision described, prefaced or qualified by the name, heading or caption of a clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment in this document means a cross reference to that clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment;

(n) when a thing is required to be done or money required to be paid under this document on a day which is not a Business Day, the thing must be done and the money paid on the immediately preceding Business Day; and

(o) reference to a statute includes all regulations and amendments to that statute and any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated.

Executed as an agreement.

Executed by MEDIVAC LIMITED
ACN 055 747 941 by:

Signature of Director Signature of Director/Secretary
Name of Director
(Block Letters)

Name of Director/Secretary
(Block Letters)

Executed by GLOBETECH ENVIRONMENTAL INC by:

Signature of Director Signature of Director/Secretary
Name of Director
(Block Letters)

Name of Director/Secretary
(Block Letters)

Annexure A

Operating Rules

1. The Joint Venture will not acquire any technology from either Medivac or Globetech but will act as exclusive marketing agent for both of them in relation to the Equipment. It will receive all revenues on each sale which, subject to deduction of Operating Costs identified in the Budget, it will distribute equally between Medivac and Globetech on a quarterly basis or as otherwise determined by the Board.

2. Medivac will licence the Company as its agent to carry out the Business in relation to the Metamizer Equipment.

3. Globetech will licence the Company as its agent to carry out the Business in relation to the Logmed Equipment.

4. The parties recognise the role played by Transition Group and agree that Transition Group will provide strategic marketing and finance advice to the Company and the Company will pay to Transition Group a fee of AUD 20,000 per Month until 30 April 2008. Transition Group will also receive a commission of 3% of any funds provided by Elderslie as part of the funding vehicle.

5. On and from the Effective Date, all sales of the Equipment to End Users must be effected via the Company;

6. The parties will use their best endeavours to ensure that all sales of Equipment to End Users are financed by Elderslie but this provision will not prevent a party from continuing with existing relationships with financiers;

7. The "recommended retail price" for each item of the Equipment will be agreed for each ensuing year as part of the Budget and may by varied only by Super Majority Vote of the Board. Equipment may not be sold at a price less than the recommended retail price without the consent of all parties, which must not be unreasonably withheld.

8. Each party will invoice the Company on a Monthly basis for any costs incurred by that party in relation to the Business but, without the Super Majority Vote of the Board, those costs must not exceed in any Month:

(a) USA AUD 60,000

(b) Europe AUD 60,000

(c) Australia AUD 80,000

(d) Transition Group AUD 20,000

9. Any excess of the standard salary package of Mark Butler over AUD 190,000 will be borne by Medivac unless otherwise agreed by Super Majority Vote of the Board.; 10. For the purposes of the Operating Rules, the following definitions apply:

Equipment means the Logmed Equipment and the Metamizer Equipment;

End Users means hospitals, medical facilities, Stericycle, SITA, Logmed Middle East, and any other person acquiring the Equipment;

Logmed Equipment means all equipment manufactured using the intellectual property owned by or licensed to Globetech or any related person or entity relating to medical waste disposal equipment (including, without limitation, the machine known as "Logmed I") including any improvements to that technology and any ancillary services;

Metamizer Equipment means all equipment manufactured using the intellectual property owned by or licensed to Medivac or any related person or entity relating to medical waste disposal equipment (including, without limitation, the machine known as "Metamizer Series II") including any improvements to that technology and any ancillary services;

Operating Costs means, in relation to the JV, the following marketing costs which must be approved either in a budget or by all parties:

(a) salaries of marketing personnel;

(b) rents for marketing offices;

(c) travel expenses directly related to marketing.